As filed with the Securities and Exchange Commission on October 17, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
FLOTEK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________
Nicholas J. Bigney
Senior Vice President, General Counsel & Chief Compliance Officer
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Robert C. Morris
Brandon T. Byrne
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5161
_____________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, October 17, 2022
The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

76,286,918 Shares of Common Stock

FLOTEK INDUSTRIES, INC.
Certain selling stockholder may offer and sell from time to time, under this prospectus or any supplement to this prospectus, up to 76,286,918 shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling stockholder. The shares of common stock held by the selling stockholder that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholder or alternatively through underwriters, broker-dealers, or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices. The selling stockholder will be responsible for any underwriting fees, discounts, and commissions due to underwriters, brokers-dealers, or agents. You should read this prospectus and any supplement to this prospectus, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest.
Our common stock is traded on the New York Stock Exchange under the symbol “FTK.” On October 11, 2022, the closing price of our common stock was $1.04 per share.
The address of our principal executive offices is 8846 N. Sam Houston Parkway W., Houston, Texas 77064. Our phone number is (713) 849-9911.
We are a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus, contained in any prospectus supplement, and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is

TABLE OF CONTENTS
Page

RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
ABOUT THIS PROSPECTUS	7
FLOTEK INDUSTRIES, INC.	8
USE OF PROCEEDS	9
DESCRIPTION OF CAPITAL STOCK	10
SELLING STOCKHOLDER	13
PLAN OF DISTRIBUTION	14
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	17
LEGAL MATTERS	18
EXPERTS	19

RISK FACTORS
Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, and in our Current Reports on Form 8-K filed subsequent to the end of the fiscal year covered by the Annual Report on Form 10-K, each of which are on file with the Securities and Exchange Commission, or the SEC, and are incorporated by reference in this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows, financial condition, or prospects, and the common stock offered by means of this prospectus, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not historical facts, but instead represent the current assumptions and beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Such statements include estimates, projections, and statements related to our business plan, objectives, expected operating results, and assumptions upon which those statements are based. The forward-looking statements contained in this prospectus are based on information available as of the date of this prospectus.

The forward-looking statements relate to future industry trends and economic conditions, forecast performance or results of current and future initiatives and the outcome of contingencies and other uncertainties that may have a significant impact on our business, financial condition, operating results, liquidity, and prospects, including but not limited to the impact of completed and pending transactions described herein (which may or may not be consummated) the COVID-19 pandemic, pending litigation, commodity prices, and other circumstances. These forward-looking statements generally are identified by words including but not limited to, “anticipate,” “believe,” “estimate,” “commit,” “budget,” “aim,” “potential,” “schedule,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project,” and similar expressions, or future-tense or conditional constructions such as “will,” “may,” “should,” “could,” and “would,” or the negative thereof, or other variations thereon or comparable terminology. We caution that these statements are merely predictions and are not to be considered guarantees of future performance. Forward-looking statements are based upon current expectations and assumptions that are subject to risks and uncertainties that can cause actual results to differ materially from those projected, anticipated, or implied.

A detailed discussion of potential risks and uncertainties that could cause actual results and events to differ materially from forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A-“Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC, and periodically in subsequent reports filed with the SEC. We have no obligation, and we disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf process, this prospectus may be used, from time to time, by the selling stockholder, to offer and sell up to 76,286,918 shares of our common stock as described here in and under the heading “Selling Stockholder.” The shares of our common stock being offered by the selling stockholder pursuant to this prospectus are issuable upon the conversion of 10% Convertible PIK Notes issued to ProFrac Holdings II, LLC pursuant to the Securities Purchase Agreement, dated February 16, 2022, between the Company and ProFrac Holdings II, LLC, and upon the exercise of the Pre-Funded Warrants to Purchase Common Stock issued to ProFrac Holdings II, LLC pursuant to the Securities Purchase Agreement, dated June 17, 2022, between the Company and ProFrac Holdings II, LLC. Any prospectus supplement may include a discussion of any risk factors or other special considerations that apply to our common stock. The prospectus supplement may also add, supplement, change, update, supersede or amend information included in this prospectus. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.
We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations, cash flows, and prospects may have changed since that date. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information with the most recent date.
This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to Flotek Industries, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. In this prospectus, we sometimes refer to the common stock as the “securities.”

FLOTEK INDUSTRIES, INC.
We create solutions to reduce the environmental impact of energy on air, water, land, and people. A technology-driven, specialty green chemistry and data technology company, we help customers across industrial, commercial, and consumer markets improve their ESG performance. We serve specialty chemistry needs for both domestic and international energy markets as well as applications of U.S. manufactured surface cleaners, disinfectants for industrial, commercial, and consumer use.

We have two operating segments, Chemistry Technologies (CT) and Data Analytics (DA), which are both supported by our continuing Research and Innovation (R&I) advanced laboratory capabilities.

Our CT segment provides sustainable, optimized chemistry solutions that maximize our customer’s value by elevating their ESG performance, lowering operational costs, and delivering improved return on invested capital. Our proprietary green chemistries, specialty chemistries, logistics, and technology services enable its customers to pursue improved efficiencies and performance throughout the life cycle of its desired chemical applications program. We design, develop, manufacture, package, distribute, and market optimized chemistry solutions that accelerate existing sustainability practices to reduce the environmental impact of energy on the air, water, land, and people.

Customers of our CT segment include those of energy related markets as well as consumer and industrial applications. Major integrated oil and gas companies, oilfield services companies, independent oil and gas companies, national and state-owned oil companies, geothermal energy companies, solar energy companies, and advanced alternative energy companies benefit from best-in-class technology, field operations, and continuous improvement exercises that go beyond existing sustainability practices.

Our DA segment delivers real-time information and insights to our customers to enable optimization of operations and reduction of emissions and their carbon intensity. Real-time composition and physical properties are delivered simultaneously on their refined fuels, natural gas liquids (NGLs), natural gas, crude oil, and condensates using the industry’s only field-deployable, in-line optical near-infra-red spectrometer that generates no emissions. The instrument’s response is processed with advanced chemometrics modeling, artificial intelligence, and machine learning algorithms to deliver these valuable insights every 15 seconds.

Customers using this technology have obtained significant benefits including additional profits by enhancing operations in crude/condensates stabilization, blending operations, reduction of transmix, increasing efficiencies and optimization of gas plants, and ensuring product quality while reducing giveaways i.e., providing higher value products at the lower value products prices. More efficient operations have the benefit of reducing their carbon footprint e.g., less flaring and reduction in energy expenditure for compression and re-processing. Our customers in North America include the supermajors, some of the largest midstream companies and large gas processing plants. We have developed a new line of Verax analyzers for deployment internationally which was recently certified for compliance in hazardous locations and harsh weather conditions.

R&I supports the acceleration of ESG solutions for both segments through green chemistry formulation, specialty chemical formulations, FDA and EPA regulatory guidance, technical support, basin and reservoir studies, data analytics and new technology projects. The purpose of R&I is to supply our segments with enhanced products and services that generate current and future revenues, while advising our management on opportunities concerning technology, environmental and industry trends. The R&I facilities support advances in chemistry performance, detection, optimization and manufacturing.

Our common stock trades on the New York Stock Exchange under the stock ticker symbol “FTK.”

USE OF PROCEEDS
We do not expect to receive any proceeds in connection with the sale of any common stock offered by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our common stock and preferred stock, certain provisions of our amended and restated certificate of Incorporation, as amended, or the certificate of incorporation, and our second amended and restated bylaws, as amended, or the bylaws, and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws and by such provisions of Delaware law. We encourage you to review complete copies of our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. References in this section to the “Company,” “we,” “us,” and “our” refer to Flotek Industries, Inc. and not to any of its subsidiaries.
Authorized Capitalization
Our authorized capital stock consists of:
•    240,000,000 shares of common stock, $0.0001 par value; and
•    100,000 shares of preferred stock, $0.0001 par value.
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of our board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by our board of directors. Upon our liquidation, dissolution, or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive or other subscription rights to purchase our common stock.
Preferred Stock
Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, our board of directors has the authority to issue up to 100,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of the series, which may be superior to those of the common stock, without further vote or action by the stockholders.
One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and, as a result, protect the continuity of our management. The issuance of shares of the preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.
Delaware Anti-Takeover Law, Certificate of Incorporation, and Bylaw Provisions
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination,” among other things, as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•    our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and employee stock plans, under which employee participants do not have the right to; or

•    the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation or bylaws in the future to elect not to be governed by the anti-takeover law. This election would generally be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.
Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by written consent of the holders of all of the outstanding stock entitled to vote on such action. Under Delaware law, the power to adopt, amend, or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend, or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend, and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend, or repeal our bylaws, but only at any regular or special meeting of stockholders by the holders of not less than a majority of the outstanding shares of stock entitled to vote. Also, our bylaws do not grant our stockholders the ability to call special meetings of stockholders. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.
The foregoing provisions of our certificate of incorporation and bylaws and the provisions of Section 203 of the DGCL could have the effect of delaying, deferring, or preventing a change in control of the Company.
Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the certificate of incorporation provides that directors of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent of the law of the State of Delaware. If the DGCL is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of our officers and directors. These policies include coverage for losses for wrongful acts. Each of our officers and directors is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.
Exclusive Forum Provision
Our bylaws provide that, unless we consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the Company governed by the internal affairs doctrine.
Listing of Common Stock
Our common stock is currently listed on the New York Stock Exchange under the symbol “FTK.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDER
The following table sets forth information as of October 11, 2022 to our knowledge, about the beneficial ownership of our common stock by the selling stockholder both before and immediately after the offering.
We believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all of the shares of common stock beneficially owned by it unless otherwise indicated.
The percent of beneficial ownership for the selling stockholder is based on 77,450,287 shares of common stock issued and outstanding as of October 11, 2022. Rights to acquire shares of our common stock held by the selling stockholder that are currently exercisable or exercisable within 60 days of October 11, 2022 are considered outstanding and beneficially owned by the selling stockholder for the purpose of computing the percentage ownership. Unless otherwise stated below and the information incorporated herein by reference, to our knowledge, and based upon information provided by the selling stockholder,the selling stockholder does not have a material relationship with us other than as a stockholder at any time within the past three years. Matt D. Wilks, one of our directors, is the Chairman and President of ProFrac Holding Corp., an affiliate of the selling stockholder. In addition, ProFrac Services LLC, an affiliate of the selling stockholder, has entered into a long-term chemical products supply agreement with Flotek Chemistry, LLC, one of our subsidiaries, as previously disclosed on Current Reports on Form 8-K filed with the SEC on February 4, 2022 and May 18, 2022.
Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon conversion of the Company’s outstanding 10% Convertible PIK Notes and upon the exercise of the Pre-Funded Warrants to Purchase Common Stock, in each case as described below.
The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder. After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock.
Except as described below, the selling stockholder is neither a broker-dealer nor an affiliate, as defined in Rule 405, of a broker-dealer.
We previously entered into a registration rights agreement, as amended, pursuant to which we agreed to file the registration statement of which this prospectus is a part.
Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus	Shares Beneficially Owned After Offering(2)	Percentage of Shares Beneficially Owned After Offering(2)
ProFrac Holdings II, LLC(1)	101,559,750	76,286,918	25,272,832	24.60%

(1) Consists of: (a) 63,182,079 shares of common stock issuable upon the conversion of 10% Convertible PIK Notes issued to ProFrac Holdings II, LLC pursuant to the Securities Purchase Agreement, dated February 16, 2022, by and between the Company and ProFrac Holdings II, LLC; and (b) 13,104,839 shares of common stock issuable upon the exercise of Pre-Funded Warrants to Purchase Common Stock issued to ProFrac Holdings II, LLC pursuant to the Securities Purchase Agreement, dated June 17, 2022, by and between the Company and ProFrac Holdings II, LLC. ProFrac Holding Corp., ProFrac Holdings, LLC, and ProFrac Holdings II, LLC have shared voting and shared dispositive power with respect to these shares.
(2) Assumes the sale of all shares of common stock offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:
•    directly by the selling stockholder or their successors, which includes their donees, pledgees, assignees, or transferees or other successors-in-interest; or
•    through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the selling stockholder or the purchasers of the common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transactions involved.
The selling stockholder reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The selling stockholder and any underwriters, broker-dealers, or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions, or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:
•    fixed prices;
•    prevailing market prices at the time of sale;
•    prices related to such prevailing market prices;
•    varying prices determined at the time of sale; or
•    negotiated prices.
These sales may be effected in one or more transactions:
•    on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;
•    in the over-the-counter market;
•    in transactions other than on such exchanges or services or in the over-the-counter market;
•    through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•    through the settlement of short sales; or
•    through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•    engage in short sales of the common stock in the course of hedging their positions;
•    sell the common stock short and deliver the common stock to close out short positions;

•    loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;
•    enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or
•    enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The selling stockholder may from time to time transfer, pledge, assign, or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the transferee, pledgee, assignee, or other successors in interest as selling stockholder under this prospectus.
To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholder and any underwriter, broker-dealer, or agent regarding the sale of the common stock by the selling stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol “FTK.”
There can be no assurance that the selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise, or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling stockholder and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, current reports, proxy and information statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Our website address is www.flotekind.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:
Corporate Secretary
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Houston, Texas 77064
(713) 849-9911

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.
This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering covered by this prospectus and any prospectus supplement:
•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;
•    our Quarterly Report for the quarterly period ended March 31, 2021, filed with the SEC on May 16, 2022;
•    our Quarterly Report for the quarterly period ended June 30, 2021, filed with the SEC on August 11, 2022;
•    our Current Reports on Form 8-K filed with the SEC on February 4, 2022, February 22, 2022, March 14, 2022, April 21, 2022, May 9, 2022, May 18, 2022, June 14, 2022, June 23, 2022, August 9, 2022 and October 13, 2022; and
•    the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-13270), filed with the SEC on December 26, 2007, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

LEGAL MATTERS
The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Houston, Texas. Any underwriters, dealers, or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Flotek Industries, Inc. as of December 31, 2021, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Flotek Industries, Inc. as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

76,286,918 Shares of Common Stock FLOTEK INDUSTRIES, INC. _______________________ PROSPECTUS _______________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration fee	$8,743.09
FINRA filing fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Other	*
Total	*

*These fees are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.
We will bear all costs, expenses, and fees in connection with the registration of the common stock, including with regard to compliance with state securities laws. The selling stockholder will not bear any portion of the aforementioned expenses. The selling stockholder, however, will bear all underwriting fees, discounts, and commissions due to underwriters, brokers-dealers, or agents in connection with the sale of common stock by the selling stockholder commissions and discounts, if any, attributable to their sale of the shares of common stock.
Item 15. Indemnification of Directors and Officers.
The Company is incorporated in the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 further provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation, as amended, contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).
Furthermore, our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws, as amended: (i) provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law; (ii) provide that the right to indemnification includes the right to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition; (iii) provide that the Company may pay or reimburse expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) provide that the Company may purchase insurance by us to protect us and any person who is or was serving as our director, officer, employee, or agent. The Company maintains insurance policies that provide coverage to our directors and officers against certain liabilities. From time to time, the Company may enter into indemnification agreements with certain of the Company’s directors or officers.
The foregoing description of the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, as amended, the DGCL, and agreements providing for indemnification is not intended to be exhaustive and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, as amended, the Second Amended and Restated Bylaws, as amended, such agreements, as filed with the SEC, and to such statutory provisions.
Item 16. Exhibits.
The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007)
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 7, 2020)
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (form of which is incorporated by reference to Appendix B to the Company’s Proxy Statement filed on April 5, 2022)
4.5	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.4 to the Company’s Form 10-K filed on March 16, 2021)
4.6	Form of Certificate of Common Stock (incorporated by reference to Appendix E to the Company’s Definitive Proxy Statement filed on September 27, 2001)
4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2022)
5.1***	Opinion of Norton Rose Fulbright US LLP
10.1**
Securities Purchase Agreement dated February 16, 2022 by and between Flotek Industries, Inc. and ProFrac Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 22, 2022)

10.2	10% Convertible PIK Note dated May 17, 2022 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 18, 2022)
10.3**
Securities Purchase Agreement between Flotek Industries, Inc. and ProFrac Holdings II, LLC dated June 17, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2022)

10.4
Registration Rights Agreement, by and between Flotek Industries, Inc. and ProFrac Holdings II, LLC dated May 17, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 18, 2022)

10.5
Amendment No. 1 to Registration Rights Agreement Flotek Industries, Inc., ProFrac Holdings, LLC, and ProFrac Holdings II, LLC dated June 21, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2022)

23.1***	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
23.2***	Consent of Independent Registered Public Accounting Firm (KPMG LLP)
23.3***	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)
24.1***	Power of Attorney (included on the signature page hereto)

107.1***	Calculation of Filing Fee Table
*To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of common stock.
**Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission or its staff.
*** Filed herewith.

Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 17, 2022.
FLOTEK INDUSTRIES, INC.

By: /s/ John W. Gibson, Jr.
Name: John W. Gibson, Jr.
Title: President, Chief Executive Officer and Chairman of the Board
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Gibson, Jr. and Nicholas J. Bigney, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any and all post-effective amendments) to this registration statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ John W. Gibson, Jr. John W. Gibson, Jr.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 17, 2022
/s/ Seham S. Carson Seham S. Carson	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2022
/s/ Harsha V. Agadi Harsha V. Agadi	Director	October 17, 2022
/s/ Michael Fucci Michael Fucci	Director	October 17, 2022
/s/ Lisa Mayr Lisa Mayr	Director	October 17, 2022
/s/ David Nierenberg David Nierenberg	Director	October 17, 2022
/s/ Matt D. Wilks Matt D. Wilks	Director	October 17, 2022